Exhibit 99.1

Contact:	David Young
TESSCO Technologies Incorporated
Chief Financial Officer
(410) 229-1380
young@tessco.com

TESSCO Announces Large Repurchase of Common Stock

HUNT VALLEY, Md., July 1, 2008 – TESSCO Technologies Incorporated (Nasdaq: TESS), a leading provider of the product and supply chain solutions needed to build, operate and use wireless networks and systems, today reported that it has repurchased all 470,000 shares of its common stock held by Brightpoint, Inc. (“Brightpoint”) in a privately negotiated transaction.

Pursuant to today’s agreement, TESSCO has purchased all of Brightpoint’s share holdings, 470,000 shares, or approximately 9% of the Company’s total outstanding common stock, for $13.64 per share, or a total of $6,410,800. The price per share was determined based on the 7 trading day trailing average closing price of the Company’s common stock on the Nasdaq Global Market determined as of the close of trading on June 30, 2008. The purchase will be funded through available cash and borrowings under the Company’s revolving credit facility. As of the close of business on June 27, 2008, TESSCO had approximately $5.0 million of net cash on hand and no borrowings outstanding on its $50 million revolving line of credit. The Company expects that this transaction will be accretive to earnings per share for the current fiscal year.

Chairman, President and CEO Robert B. Barnhill commented, “Since May 2003, we have maintained a stock buyback program, and under the program we have repurchased just over 2.6 million shares. We are pleased that these shares became available for our repurchase, as this transaction offers us a unique opportunity to repurchase a material number of our shares. Given our confidence in the Company’s growth prospects, this purchase of a large number of shares in a single transaction represents an attractive investment based on current market prices, and a significant step forward in our commitment to enhance value for our remaining shareholders.”

About TESSCO

TESSCO Technologies Incorporated is a provider of the product and supply chain solutions needed to build, operate and use wireless systems. TESSCO is committed to delivering, fast and complete, the product needs of wireless system operators, program managers, contractors, resellers, and self-maintained utility, transportation, enterprise and government organizations. As Your Total Source® provider of mobile and fixed-wireless network infrastructure products, mobile devices and accessories, and installation, test and maintenance equipment and supplies, TESSCO assures customers of on-time availability, while streamlining their supply chain process and lowering inventories and total costs. To learn more, please visit TESSCO.com.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors,” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

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We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners which are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; the strength of the customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for the purchase of our products and services, including credit risk; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; failure of our information technology system or distribution system; technology changes in the wireless communications industry, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings; our inability to protect certain intellectual property, including systems and technologies on which we rely; and our inability to hire or retain for any reason our key professionals, management and staff.

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